Weinberg & Company P.A.

                              Town Executive Center
                           6100 Glades Road, Suite 314
                            Boca Raton, Florida 33434
                            (561) 487-5765 Telephone
                            (310) 407-5451 Facsimile


                   CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANT



We hereby consent to the inclusion of our reports in the Registration Statement Form S-8 on the consolidated financial statements of Blagman Media International, Inc. and Subsidiary for the years ended December 31, 1999 and 1998 dated March 23, 2000 and for the quarter ended March 31, 2000 dated May 9, 2000, which appear in such Form S-8.



                                               /s/  Weinberg & Company, P.A.
                                               ---------------------------------
                                                    WEINBERG & COMPANY, P.A.
                                                    Certified Public Accountants


Boca Raton, Florida
May 30, 2000